Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS
SECOND QUARTER OF FISCAL 2022 RESULTS

Net Income of $2.26 Million in the December 2021 Quarter

Loans Held for Investment Increase Slightly from June 30, 2021 to $852.0 Million

Total Deposits Increase 2% from June 30, 2021 to $956.3 Million

Improved Asset Quality with a $1.1 Million Recovery from the Allowance for Loan Losses

Non-Interest Expenses Remain Well-Controlled

Riverside, Calif. – January 26, 2022 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced second quarter earnings results for the fiscal year ending June 30, 2022.
For the quarter ended December 31, 2021, the Company reported net income of $2.26 million, or $0.30 per diluted share (on 7.48 million average diluted shares outstanding), up 93 percent from net income of $1.18 million, or $0.16 per diluted share (on 7.49 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the increase in earnings was primarily attributable to a $1.11 million improvement in the provision for loan losses and a $394,000 increase in non-interest income (mainly, higher loan servicing and other fees).
“I am pleased that general economic conditions seem to be improving.  I remain confident that Provident is well-positioned to benefit from the improving conditions and that our strong financial foundation will allow us to capitalize on future opportunities as they develop,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company. “Our loan origination volume is improving, deposits are growing, operating expenses are well-controlled, and credit quality is excellent,” said Mr. Blunden.
Return on average assets for the second quarter of fiscal 2022 was 0.76 percent, up from 0.40 percent for the same period of fiscal 2021; and return on average stockholders’ equity for the second quarter of fiscal 2022 was 7.11 percent, up from 3.77 percent for the comparable period of fiscal 2021.
On a sequential quarter basis, the $2.26 million net income for the second quarter of fiscal 2022 reflects a 15 percent decrease from $2.67 million in the first quarter of fiscal 2022. The decrease in earnings for the second quarter of fiscal 2022 compared to the first quarter of fiscal

2022 was primarily attributable to a $1.23 million increase in non-interest expenses and a $225,000 decrease in net interest income, partly offset by a $728,000 increase in the recovery from the allowance for loan losses and a $299,000 increase in non-interest income. The increase in the non-interest expenses was primarily due to higher salaries and employee benefits expenses (mainly attributable to the $1.20 million Employee Retention Tax Credit (“ERTC”) recorded last quarter and not replicated this quarter). The increase in the non-interest income was primarily due to higher loan servicing and other fees attributable primarily to higher prepayment fees. Diluted earnings per share for the second quarter of fiscal 2022 were $0.30 per share, down 14 percent from the $0.35 per share during the first quarter of fiscal 2022. Return on average assets was 0.76 percent for the second quarter of fiscal 2022, down from 0.89 percent in the first quarter of fiscal 2022; and return on average stockholders’ equity for the second quarter of fiscal 2022 was 7.11 percent, down from 8.39 percent for the first quarter of fiscal 2022.
For the six months ended December 31, 2021, net income increased $2.27 million, or 85 percent, to $4.93 million from $2.66 million in the comparable period ended December 31, 2020; and diluted earnings per share for the six months ended December 31, 2021 increased 81 percent to $0.65 per share (on 7.53 million average diluted shares outstanding) from $0.36 per share (on 7.47 million average diluted shares outstanding) for the comparable six-month period last year. Compared to the same period last year, the increase in earnings was primarily attributable to a $1.67 million improvement in the provision for loan losses and a $1.33 million decrease in non-interest expense (primarily attributable to the ERTC recorded in the first quarter of fiscal 2022) and a $304,000 increase in non-interest income, partly offset by a $253,000 decrease in net-interest income.
Net interest income remained virtually unchanged at $7.66 million in the second quarter of fiscal 2022 compared to $7.64 million for the same quarter last year. The average balance of interest-earning assets increased by $13.3 million, or one percent, to $1.16 billion in the second quarter of fiscal 2022 from $1.15 billion in the same quarter last year. The increase in the average balance of interest-earnings assets was due primarily to an increase in interest-earning deposits, partly offset by a decrease in loans held for investment. The net interest margin during the second quarter of fiscal 2022 decreased two basis points to 2.64 percent from 2.66 percent in the same quarter last year. The average yield on interest-earning assets decreased by 17 basis points to 2.93 percent in the second quarter of fiscal 2022 from 3.10 percent in the same quarter last year and the average cost of interest-bearing liabilities also decreased by 17 basis points to 0.32 percent in the second quarter of fiscal 2022 from 0.49 percent in the same quarter last year.
Interest income on loans receivable decreased by $424,000, or five percent, to $7.92 million in the second quarter of fiscal 2022 from $8.34 million in the same quarter of fiscal 2021. The decrease was due to a lower average yield, and to a lesser extent, a lower average balance. The average yield on loans receivable decreased by 13 basis points to 3.71 percent in the second quarter of fiscal 2022 from an average yield of 3.84 percent in the same quarter last year. Net deferred loan cost amortization in the second quarter of fiscal 2022 increased 19 percent to $622,000 from $521,000 in the same quarter last year. The average balance of loans receivable decreased by $14.2 million, or two percent, to $854.3 million in the second quarter of fiscal 2022 from $868.5 million in the same quarter last year. Total loans originated and purchased for investment in the second quarter of fiscal 2022 were $65.3 million, up 121 percent from $29.6 million in the same quarter last year. Loan principal payments received in the second quarter of fiscal 2022 were $72.5 million, up 22 percent from $59.6 million in the same quarter last year.
Interest income from investment securities decreased $15,000, or three percent, to $433,000 in the second quarter of fiscal 2022 from $448,000 for the same quarter of fiscal 2021. This decrease was attributable to a lower average yield, partly offset by a higher average balance. The average yield on investment securities decreased three basis points to 0.83 percent in the second quarter of fiscal 2022 from 0.86 percent for the same quarter last year. The decrease in the average investment securities yield was primarily attributable to the downward repricing of adjustable rate mortgage-backed securities, partly offset by a lower premium amortization during the current quarter in comparison to the same quarter last year ($443,000 vs. $531,000). The average balance of investment securities increased by $1.2 million, or one percent, to $209.7 million in the second quarter of fiscal 2022 from $208.5 million in the same quarter last year.
In the second quarter of fiscal 2022, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $123,000 cash dividend to the Bank on its FHLB stock, up $23,000 or 23 percent from $100,000 in the same quarter last year. The average balance of FHLB – San Francisco stock in the second quarter of fiscal 2022 increased $185,000, or two percent, to $8.2 million from $8.0 million in the same quarter of fiscal 2021 and the average yield increased to 6.03 percent in the second quarter of fiscal 2022 from 5.02 percent in the same quarter last year.
Interest income from interest-earning deposits, primarily cash deposited at the Federal Reserve Bank of San Francisco, was $35,000 in the second quarter of fiscal 2022, up 106 percent from $17,000 in the same quarter of fiscal 2021. The increase was due to a higher average yield and a higher average balance. The average yield earned on interest-earning deposits in the second quarter of fiscal 2022 was 0.15 percent, up five basis points from 0.10 percent in the same quarter last year. The average balance of the Company’s interest-earning deposits, primarily excess cash deposited with the Federal Reserve Bank of San Francisco, increased $26.1 million, or 40 percent, to $91.0 million in the second quarter of fiscal 2022 from $64.9 million in the same quarter last year primarily as a result of an increase in deposits, partly offset by a decrease in borrowings.
Interest expense on deposits for the second quarter of fiscal 2022 was $302,000 as compared to $468,000 for the same period last year, a decrease of $166,000, or 35 percent. The decrease in interest expense on deposits was attributable to a lower average cost of deposits, partly offset by a higher average balance. The average cost of deposits improved, decreasing by nine basis points to 0.12 percent in the second quarter of fiscal 2022 from 0.21 percent in the same quarter last year. Average deposits increased $59.4 million, or seven percent, to $962.1 million in the second quarter of fiscal 2022 from $902.7 million in the same quarter last year, primarily due to increases in transaction accounts, partly offset by a managed run-off of higher cost time deposits.
Transaction account balances or “core deposits” increased $27.2 million, or three percent, to $824.7 million at December 31, 2021 from $797.5 million at June 30, 2021, while time deposits decreased $8.7 million, or six percent, to $131.7 million at December 31, 2021 from $140.4 million at June 30, 2021.
Interest expense on borrowings, consisting primarily of FHLB – San Francisco advances, for the second quarter of fiscal 2022 decreased $257,000, or 32 percent, to $546,000 from $803,000 for the same period last year. The decrease in interest expense on borrowings was the result of a lower average balance, partly offset by a higher average cost. The average balance of borrowings, which consisted of FHLB advances, decreased $45.8 million, or 34 percent, to $89.0 million while the average cost of borrowings increased seven basis points to 2.43 percent in the second quarter of fiscal 2022, compared to an average balance of $134.8 million with an average cost of 2.36 percent in the same quarter last year. The decrease in the average balance of borrowings was primarily due to prepayments and maturities of borrowings, while the increase in the average cost was primarily due to higher prepayment fees between the periods ($39,000 vs. $12,000).
During the second quarter of fiscal 2022, the Company recorded a recovery from the allowance for loan losses of $1.07 million, in contrast to a $39,000 provision for loan losses recorded during the same period last year and a $339,000 recovery from the allowance for loan losses recorded in the first quarter of fiscal 2022 (sequential quarter). The recovery from the allowance for loan losses for the current quarter primarily reflects improved credit quality, payoffs of non-performing loans and a decrease in loans receivable during the current quarter as well as improving general economic conditions; while the provision for loan losses recorded in the same quarter last year primarily reflected the deterioration in forecasted economic metrics as a result of the COVID-19 pandemic, partly offset by a decrease in loans receivable.
Non-performing assets, comprised solely of non-performing loans with underlying collateral located in California, decreased $5.8 million or 67 percent to $2.8 million, or 0.24 percent of total assets, at December 31, 2021, compared to $8.6 million, or 0.73 percent of total assets, at June 30, 2021. The non-performing loans at December 31, 2021 are comprised of nine single-family loans and two multi-family loans. At both December 31, 2021 and June 30, 2021, there was no real estate owned.
Net loan recoveries for the quarter ended December 31, 2021 were $262,000 or 0.12 percent (annualized) of average loans receivable, as compared to net loan recoveries of $9,000 or 0.00 percent (annualized) of average loans receivable for the quarter ended December 31, 2020 and net loan recoveries of $165,000 or 0.08 percent (annualized) of average loans receivable for the quarter ended September 30, 2021 (sequential quarter).
Classified assets, comprised solely of loans, were $2.8 million at December 31, 2021, all classified in the substandard category and no loans were classified in the special mention category; while classified assets at June 30, 2021 were $10.4 million, including $1.8 million of loans in the special mention category and $8.6 million of loans in the substandard category.
As of December 31, 2021, the Corporation has no loans in a COVID-19 related forbearance. The Corporation ended its COVID-19 loan forbearance program on March 31, 2021.

The allowance for loan losses was $6.6 million or 0.77 percent of gross loans held for investment at December 31, 2021, down from the $7.6 million or 0.88 percent of gross loans held for investment at June 30, 2021. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at December 31, 2021 under the incurred loss methodology.
Non-interest income increased by $394,000, or 40 percent, to $1.37 million in the second quarter of fiscal 2022 from $974,000 in the same period last year, primarily due to a $324,000 increase in loan servicing and other fees. The increase was due primarily to higher loan prepayment fees from loan payoffs. On a sequential quarter basis, non-interest income increased $299,000, or 28 percent, primarily as a result of an increase in loan servicing and other fees.
Non-interest expenses decreased slightly to $6.90 million in the second quarter of fiscal 2022 from $6.92 million in the same quarter last year. On a sequential quarter basis, non-interest expenses increased $1.23 million, or 22 percent, from $5.67 million in the first quarter of fiscal 2022 due primarily to higher salaries and employee benefits expense resulting from the ERTC recorded in the first quarter of fiscal 2022 and not replicated in the second quarter of fiscal 2022.
The Company’s efficiency ratio in the second quarter of fiscal 2022 was 76 percent, an improvement from 80 percent in the same quarter last year but higher than the 63 percent in the first quarter of fiscal 2022 (sequential quarter). which was lower primarily due to the reduction in salaries and employee benefits expense resulting from the ERTC.
The Company’s provision for income taxes was $935,000 for the second quarter of fiscal 2022, up 94 percent from $481,000 in the same quarter last year primarily due to higher net income before the provision for income taxes. The effective tax rate in the second quarter of fiscal 2022 was 29.2 percent, slightly higher than the 29.0 percent in the same quarter last year. The Company believes that the tax provision recorded in the second quarter of fiscal 2022 reflects its current federal and state income tax obligations.
The Company repurchased 102,762 shares of its common stock with an average cost of $16.88 per share during the quarter ended December 31, 2021 pursuant to its stock repurchase plan. As of December 31, 2021, a total of 114,307 shares or 31 percent of the shares authorized for repurchase under the April 2020 stock repurchase plan remain available to purchase until the plan expires on April 27, 2022.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Thursday, January 27, 2022 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-877-226-8189 and referencing access code number 5331748.  An audio replay of the conference call will be available through Thursday, February 3, 2022 by dialing 1-866-207-1041 and referencing access code number 9244107.

For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to the effect of the COVID-19 pandemic, including on Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes,; including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Financial Condition
(Unaudited –In Thousands, Except Share Information)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Assets
Cash and cash equivalents	$85,680	$88,249	$70,270	$71,629	$74,001
Investment securities – held to maturity, at cost	205,065	205,821	223,306	239,480	203,098
Investment securities - available for sale, at fair value	3,118	3,316	3,587	3,802	4,158
Loans held for investment, net of allowance for loan losses of $6,608; $7,413; $7,587; $8,346 and $8,538, respectively; includes $1,555; $1,577; $1,874; $1,879 and $1,972 at fair value, respectively	852,006	859,035	850,960	840,274	855,086
Accrued interest receivable	2,862	2,909	2,999	3,060	3,126
FHLB – San Francisco stock	8,155	8,155	8,155	7,970	7,970
Premises and equipment, net	8,942	9,014	9,377	9,608	9,980
Prepaid expenses and other assets	16,577	15,782	14,942	13,473	13,308
Total assets	$1,182,405	$1,192,281	$1,183,596	$1,189,296	$1,170,727

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$112,022	$120,883	$123,179	$124,043	$109,609
Interest-bearing deposits	844,326	835,859	814,794	809,713	800,359
Total deposits	956,348	956,742	937,973	933,756	909,968

Borrowings	80,000	90,000	100,983	111,000	116,015
Accounts payable, accrued interest and other liabilities	18,123	17,304	17,360	18,790	19,760
Total liabilities	1,054,471	1,064,046	1,056,316	1,063,546	1,045,743

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)	—	—	—	—	—
Common stock, $.01 par value; (40,000,000 shares authorized; 18,229,615; 18,229,615; 18,229,615; 18,226,615 and 18,097,615 shares issued respectively; 7,389,943; 7,491,705; 7,541,469; 7,516,547 and 7,442,254 shares outstanding, respectively)	183	183	183	182	181
Additional paid-in capital	98,404	98,179	97,978	97,323	96,164
Retained earnings	200,569	199,344	197,733	195,443	194,923
Treasury stock at cost (10,839,672; 10,737,910; 10,688,146; 10,710,068 and 10,655,361 shares, respectively)	(171,280)	(169,537)	(168,686)	(167,276)	(166,364)
Accumulated other comprehensive income, net of tax	58	66	72	78	80
Total stockholders’ equity	127,934	128,235	127,280	125,750	124,984
Total liabilities and stockholders’ equity	$1,182,405	$1,192,281	$1,183,596	$1,189,296	$1,170,727

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Interest income:
Loans receivable, net	$7,920	$8,344	$16,095	$17,261
Investment securities	433	448	851	926
FHLB – San Francisco stock	123	100	245	200
Interest-earning deposits	35	17	66	41
Total interest income	8,511	8,909	17,257	18,428

Interest expense:
Checking and money market deposits	58	79	115	170
Savings deposits	45	54	86	132
Time deposits	199	335	414	717
Borrowings	546	803	1,091	1,605
Total interest expense	848	1,271	1,706	2,624

Net interest income	7,663	7,638	15,551	15,804
(Recovery) provision for loan losses	(1,067)	39	(1,406)	259
Net interest income, after (recovery) provision for loan losses	8,730	7,599	16,957	15,545

Non-interest income:
Loan servicing and other fees	444	120	630	525
Deposit account fees	325	329	637	639
Card and processing fees	399	368	804	732
Other	200	157	366	237
Total non-interest income	1,368	974	2,437	2,133

Non-interest expense:
Salaries and employee benefits	4,455	4,301	7,575	8,744
Premises and occupancy	758	865	1,663	1,768
Equipment	314	273	602	548
Professional expenses	348	402	809	816
Sales and marketing expenses	149	227	291	340
Deposit insurance premiums and regulatory assessments	136	141	273	275
Other	739	707	1,354	1,410
Total non-interest expense	6,899	6,916	12,567	13,901
Income before income taxes	3,199	1,657	6,827	3,777
Provision for income taxes	935	481	1,896	1,116
Net income	$2,264	$1,176	$4,931	$2,661

Basic earnings per share	$0.30	$0.16	$0.66	$0.36
Diluted earnings per share	$0.30	$0.16	$0.65	$0.36
Cash dividend per share	$0.14	$0.14	$0.28	$0.28

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations – Sequential Quarters
(Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Interest income:
Loans receivable, net	$7,920	$8,175	$7,735	$7,860	$8,344
Investment securities	433	418	471	452	448
FHLB – San Francisco stock	123	122	118	100	100
Interest-earning deposits	35	31	19	18	17
Total interest income	8,511	8,746	8,343	8,430	8,909

Interest expense:
Checking and money market deposits	58	57	48	50	79
Savings deposits	45	41	38	38	54
Time deposits	199	215	260	292	335
Borrowings	546	545	619	593	803
Total interest expense	848	858	965	973	1,271

Net interest income	7,663	7,888	7,378	7,457	7,638
(Recovery) provision for loan losses	(1,067)	(339)	(767)	(200)	39
Net interest income, after (recovery) provision for loan losses	8,730	8,227	8,145	7,657	7,599

Non-interest income:
Loan servicing and other fees	444	186	290	355	120
Deposit account fees	325	312	290	318	329
Card and processing fees	399	405	507	366	368
Other	200	166	154	160	157
Total non-interest income	1,368	1,069	1,241	1,199	974

Non-interest expense:
Salaries and employee benefits	4,455	3,120	2,172	4,241	4,301
Premises and occupancy	758	905	869	863	865
Equipment	314	288	293	312	273
Professional expenses	348	461	378	367	402
Sales and marketing expenses	149	142	210	130	227
Deposit insurance premiums and regulatory assessments	136	137	123	154	141
Other	739	615	878	842	707
Total non-interest expense	6,899	5,668	4,923	6,909	6,916
Income before income taxes	3,199	3,628	4,463	1,947	1,657
Provision for income taxes	935	961	1,124	386	481
Net income	$2,264	$2,667	$3,339	$1,561	$1,176

Basic earnings per share	$0.30	$0.35	$0.44	$0.21	$0.16
Diluted earnings per share	$0.30	$0.35	$0.44	$0.21	$0.16
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
SELECTED FINANCIAL RATIOS:
Return on average assets	0.76%	0.40%	0.82%	0.45%
Return on average stockholders' equity	7.11%	3.77%	7.75%	4.27%
Stockholders’ equity to total assets	10.82%	10.68%	10.82%	10.68%
Net interest spread	2.61%	2.61%	2.65%	2.70%
Net interest margin	2.64%	2.66%	2.67%	2.75%
Efficiency ratio	76.39%	80.31%	69.86%	77.50%
Average interest-earning assets to average interest-bearing liabilities	110.65%	110.82%	110.70%	110.72%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.30	$0.16	$0.66	$0.36
Diluted earnings per share	$0.30	$0.16	$0.65	$0.36
Book value per share	$17.31	$16.79	$17.31	$16.79
Shares used for basic EPS computation	7,435,218	7,441,984	7,482,544	7,439,230
Shares used for diluted EPS computation	7,482,812	7,492,040	7,529,067	7,474,661
Total shares issued and outstanding	7,389,943	7,442,254	7,389,943	7,442,254

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$45,720	$12,444	$80,140	$35,643
Multi-family	14,920	16,432	40,238	38,279
Commercial real estate	3,005	—	4,205	1,860
Construction	1,684	688	1,684	1,828
Total loans originated and purchased for investment	$65,329	$29,564	$126,267	$77,610

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	12/31/21	09/30/21	06/30/21	03/31/21	12/31/20
SELECTED FINANCIAL RATIOS:
Return on average assets	0.76%	0.89%	1.12%	0.53%	0.40%
Return on average stockholders' equity	7.11%	8.39%	10.65%	4.99%	3.77%
Stockholders’ equity to total assets	10.82%	10.76%	10.75%	10.57%	10.68%
Net interest spread	2.61%	2.69%	2.50%	2.56%	2.61%
Net interest margin	2.64%	2.71%	2.54%	2.60%	2.66%
Efficiency ratio	76.39%	63.28%	57.12%	79.82%	80.31%
Average interest-earning assets to average interest-bearing liabilities	110.65%	110.76%	110.77%	110.94%	110.82%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.30	$0.35	$0.44	$0.21	$0.16
Diluted earnings per share	$0.30	$0.35	$0.44	$0.21	$0.16
Book value per share	$17.31	$17.12	$16.88	$16.73	$16.79
Average shares used for basic EPS	7,435,218	7,529,870	7,518,542	7,462,795	7,441,984
Average shares used for diluted EPS	7,482,812	7,575,320	7,590,312	7,579,897	7,492,040
Total shares issued and outstanding	7,389,943	7,491,705	7,541,469	7,516,547	7,442,254

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage loans:
Single-family	$45,720	$34,420	$51,574	$38,928	$12,444
Multi-family	14,920	25,318	36,987	21,208	16,432
Commercial real estate	3,005	1,200	1,128	830	—
Construction	1,684	—	3,598	—	688
Total loans originated and purchased for investment	$65,329	$60,938	$93,287	$60,966	$29,564

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	12/31/21	09/30/21	06/30/21	03/31/21	12/31/20
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$160	$200	$200	$215	$390
Allowance for loan losses	$6,608	$7,413	$7,587	$8,346	$8,538
Non-performing loans to loans held for investment, net	0.33%	0.77%	1.02%	1.16%	1.20%
Non-performing assets to total assets	0.24%	0.55%	0.73%	0.82%	0.88%
Allowance for loan losses to gross loans held
for investment	0.77%	0.86%	0.88%	0.98%	0.99%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	(0.12)%	(0.08)%	—%	—%	—%
Non-performing loans	$2,802	$6,616	$8,646	$9,759	$10,270
Loans 30 to 89 days delinquent	$3	$20	$—	$—	$350

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	12/31/21	09/30/21	06/30/21	03/31/21	12/31/20
Recourse provision (recovery) for loans sold	$(40)	$—	$(15)	$—	$20
(Recovery) provision for loan losses	$(1,067)	$(339)	$(767)	$(200)	$39
Net loan charge-offs (recoveries)	$(262)	$(165)	$(8)	$(8)	$(9)

	As of	As of	As of	As of	As of
	12/31/2021	09/30/2021	06/30/2021	03/31/2021	12/31/2020
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	10.02%	9.81%	10.19%	9.99%	9.78%
Common equity tier 1 capital ratio	19.69%	18.90%	18.58%	18.77%	18.30%
Tier 1 risk-based capital ratio	19.69%	18.90%	18.58%	18.77%	18.30%
Total risk-based capital ratio	20.79%	20.12%	19.76%	20.02%	19.56%

	As of December 31,
	2021		2020
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$600	0.28%	$1,000	0.34%
U.S. SBA securities	1,237	0.60	1,903	0.60
U.S. government sponsored enterprise MBS	203,228	1.26	200,195	1.14
Total investment securities held to maturity	$205,065	1.25%	$203,098	1.13%

Available for sale (at fair value):
U.S. government agency MBS	$1,965	1.88%	$2,551	2.77%
U.S. government sponsored enterprise MBS	1,007	2.29	1,434	3.06
Private issue collateralized mortgage obligations	146	2.53	173	3.69
Total investment securities available for sale	$3,118	2.04%	$4,158	2.91%
Total investment securities	$208,183	1.26%	$207,256	1.17%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of December 31,
	2021		2020
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$290,245	3.17%	$257,864	3.83%
Multi-family (5 or more units)	466,467	4.04	488,412	4.16
Commercial real estate	91,236	4.84	102,551	4.67
Construction	3,501	5.35	7,135	5.99
Other mortgage	134	5.25	141	5.25
Commercial business	362	5.58	882	6.45
Consumer	78	15.00	95	15.00
Total loans held for investment	852,023	3.84%	857,080	4.14%

Advance payments of escrows	124		142
Deferred loan costs, net	6,467		6,402
Allowance for loan losses	(6,608)		(8,538)
Total loans held for investment, net	$852,006		$855,086
Purchased loans serviced by others included above	$11,773	3.51%	$18,370	3.61%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of December 31,
	2021		2020
	Balance	Rate(1)	Balance	Rate(1)
DEPOSITS:
Checking accounts – non interest-bearing	$112,022	—%	$109,609	—%
Checking accounts – interest-bearing	349,747	0.04	314,163	0.05
Savings accounts	324,058	0.05	289,133	0.06
Money market accounts	38,838	0.16	43,310	0.14
Time deposits	131,683	0.60	153,753	0.82
Total deposits	$956,348	0.12%	$909,968	0.18%

BORROWINGS:
Overnight	$—	—%	$—	—%
Three months or less	—	—	—	—
Over three to six months	—	—	5,000	—
Over six months to one year	20,000	1.75	21,015	1.75
Over one year to two years	20,000	2.00	30,000	1.90
Over two years to three years	20,000	2.50	20,000	2.00
Over three years to four years	20,000	2.70	20,000	2.50
Over four years to five years	—	—	20,000	2.70
Over five years	—	—	—	—
Total borrowings	$80,000	2.24%	$116,015	2.05%

(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	December 31, 2021		December 31, 2020
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:
Held to maturity:
Loans receivable, net	$854,270	3.71%	$868,494	3.84%
Investment securities	209,686	0.83	208,453	0.86
FHLB – San Francisco stock	8,155	6.03	7,970	5.02
Interest-earning deposits	90,990	0.15	64,922	0.10
Total interest-earning assets	$1,163,101	2.93%	$1,149,839	3.10%
Total assets	$1,196,804		$1,179,797

Deposits	$962,116	0.12%	$902,701	0.21%
Borrowings	89,022	2.43	134,826	2.36
Total interest-bearing liabilities	$1,051,138	0.32%	$1,037,527	0.49%
Total stockholders’ equity	$127,397		$124,855

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

	Six Months Ended		Six Months Ended
	December 31, 2021		December 31, 2020
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:
Held to maturity:
Loans receivable, net	$853,505	3.77%	$880,733	3.92%
Investment securities	214,797	0.79	182,344	1.02
FHLB – San Francisco stock	8,155	6.01	7,970	5.02
Interest-earning deposits	86,598	0.15	79,099	0.10
Total interest-earning assets	$1,163,055	2.97%	$1,150,146	3.20%
Total assets	$1,195,781		$1,180,936

Deposits	$957,216	0.13%	$900,993	0.22%
Borrowings	93,382	2.32	137,769	2.31
Total interest-bearing liabilities	$1,050,598	0.32%	$1,038,762	0.50%
Total stockholders’ equity	$127,278		$124,599

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

ASSET QUALITY:

	As of	As of	As of	As of	As of
	12/31/21	09/30/21	06/30/21	03/31/21	12/31/20
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$745	$739	$882	$896	$2,062
Multi-family	1,077	775	781	786	—
Total	1,822	1,514	1,663	1,682	2,062

Accruing loans past due 90 days or more:	—	—	—	—	—
Total	—	—	—	—	—

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	980	5,102	6,983	8,077	8,208
Total	980	5,102	6,983	8,077	8,208
Total non-performing loans (1)	2,802	6,616	8,646	9,759	10,270

Real estate owned, net	—	—	—	—	—
Total non-performing assets	$2,802	$6,616	$8,646	$9,759	$10,270

(1) The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value adjustments.